UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 28, 2010, Tower Bancorp, Inc. (NASDAQ: TOBC) issued a press release reporting on its results of operations for the quarter ended June 30, 2010. A copy of this press release is furnished as Exhibit 99.1 to this report and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filings the Registrant has made or may make under the Securities Act of 1933.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 27, 2010, the Registrant’s Board of Directors adopted amended and restated Bylaws that amended Article 10 (Directors), Article 11 (Vacancies on Board of Directors), Article 12 (Powers of Board of Directors), Article 16 (Officers), Article 18 (The President), Article 22 (Assistant Officers), Article 24 (Share Certificates) and Article 33 (Amendments) thereof.

The following summarizes the amendments to the Bylaws:

•

Section 10.2 and Section 11.1.    Prior to the July 27, 2010 amendment and restatement of the Bylaws, the Registrant’s Bylaws provided for a classified Board of Directors, with directors elected for staggered, three-year terms. As a result of the July 27, 2010 amendment and restatement of the Bylaws: (i) beginning with the 2011 Annual Meeting of Shareholders, nominees elected to the Registrant’s Board of Directors shall be elected for one-year terms; (ii) directors elected prior to the 2011 Annual Meeting shall serve the remainder of their elected term, even if greater than one year; (iii) a director selected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next annual meeting following his selection; and (iv) a director appointed to fill a vacancy resulting from the death, resignation or removal from office of a director shall hold office for the remainder of the term of the director they are replacing.

•

Sections 10.3, 10.4 and 10.5; Section 11.1; and Section 33.1.    In connection with the merger of the Registrant and Graystone Financial Corp. (“Graystone”), effective March 31, 2009, the Registrant’s Bylaws were amended by, among other things: (i) adding Section 10.3 to require that for three years following the effective date of the merger, unless the Board of Directors shall determine otherwise upon the approval of 80% of the directors, the Board of Directors shall consist of 20 directors, 10 of which shall be designated by the pre-merger Registrant directors and 10 of which shall be designated by the former Graystone directors; (ii) adding a new Section 10.4 requiring that for three years following the effective date of the merger, unless the Board of Directors shall determine otherwise upon the approval of 80% of the directors, all committees of the Registrant shall have equal representation of directors formerly of Graystone and the pre-merger Registrant; (iii) providing, in Sections 10.5 and 11.1, that for three years following the effective date of the merger, any director vacancies shall be filled in accordance with the requirements of Section 10.3 unless determined otherwise by the approval of 80% of the directors; and (iv) requiring in Section 33.1 that for three years after the effective date of the merger, Section 10.2, 10.3, 10.4, 10.5 and 11.1 shall not be amended except by the affirmative vote of 80% of the entire Board of Directors. The amended and restated Bylaws adopted on July 27, 2010 have eliminated all of the foregoing requirements. These amendments were approved by the requisite affirmative vote of 80% of the Registrant’s Board of Directors.

•

Section 12.2; Section 16.1; Sections 18.1 and 18.2; Section 22.1; and Section 24.1.    Prior to the amendment and restatement of the Bylaws on July 27, 2010, the Registrant’s Bylaws did not provide for the office of “Chief Executive Officer” apart from the President. Section 18.1 of the amended and restated Bylaws now provides for the office of Chief Executive Officer and identifies the duties and authorities of such office. Section 18.2 of the amended and restated Bylaws provides for the duties and authorities of the President and provides that, if there is no Chief Executive Officer, the President shall have and exercise all powers conferred on such office. Sections 12.2 16.1, 22.1 and 24.1 were amended to include appropriate references to the office of Chief Executive Officer.

The foregoing summary is qualified in its entirety by reference to the complete text of the Registrant’s amended and restated Bylaws, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On May 5, 2010, Graystone Tower Bank (the “Bank”), the Registrant’s bank subsidiary, entered into a Limited Waiver with respect to certain loan covenants under that certain Loan Agreement (the “Loan Agreement”) between the Bank and First Chester County Corporation (“First Chester”) dated November 20, 2009, as amended. On July 26, 2010, the Bank and First Chester entered into an Amendment to Limited Waiver to address additional developments relating to First Chester’s compliance with covenants under the Loan Agreement. Pursuant to the Limited Waiver, as amended by the Amendment to Limited Waiver, the Bank agreed to waive the requirement under the Loan Agreement that provides First Chester’s subsidiary bank, First National Bank of Chester County (“FNB”), must maintain a Tier 1 leverage capital ratio of at least 8% and a total risk-based capital ratio of at least 12%, as of December 31, 2009 and March 31, 2010, provided that FNB maintains a Tier 1 leverage capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. The waiver shall automatically terminate if the waiver conditions cease to be satisfied or upon the earlier of the submission of FNB’s Report of Condition and Income to the Federal Deposit Insurance Corporation for the quarter ended June 30, 2010, and July 30, 2010. A copy of the Amendment to Limited Waiver is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On July 27, 2010, the Registrant’s Board of Directors declared a quarterly cash dividend of $0.28 per share, payable on August 31, 2010 to shareholders of record at the close of business on August 13, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Tower Bancorp, Inc.

10.1	Amendment to Limited Waiver dated July 26, 2010, relating to Loan Agreement between First Chester County Corporation and Graystone Tower Bank dated November 20, 2010, as amended

99.1	Press Release dated July 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC. (Registrant)

Date: July 28, 2010	By:	/s/ Andrew S. Samuel
Andrew S. Samuel President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Tower Bancorp, Inc.

10.1	Amendment to Limited Waiver dated July 26, 2010, relating to Loan Agreement between First Chester County Corporation and Graystone Tower Bank dated November 20, 2010, as amended

99.1	Press Release dated July 28, 2010